(a)(41)

ING SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Board of Directors, at its meeting held on June 15, 2011, adopted resolutions designating and classifying:  (i) one billion (1,000,000,000) shares of capital stock of the Corporation as a new “Class C” of ING Money Market Fund; (ii) one billion, seven hundred million (1,600,000,000)  shares of capital stock of the Corporation as new “Class R” of ING Alternative Beta Fund, ING Capital Allocation Fund, ING Core Equity Research Fund, ING Corporate Leaders 100 Fund, ING Global Target Payment Fund, ING Money Market Fund, and ING Small Company Fund; and (iii) and one billion, three hundred million (1,300,000,000) shares of capital stock of the Corporation as new “Class W” of ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, ING Index Plus SmallCap Fund, and ING Money Market Fund as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class R	100,000,000
ING Capital Allocation Fund	Class R	100,000,000
ING Core Equity Research Fund	Class R	100,000,000
ING Corporate Leaders 100 Fund	Class R	100,000,000
ING Global Target Payment Fund	Class R	100,000,000
ING Small Company Fund	Class R	100,000,000
ING Index Plus LargeCap Fund	Class W	100,000,000
ING Index Plus MidCap Fund	Class W	100,000,000
ING Index Plus SmallCap Fund	Class W	100,000,000
ING Money Market Fund	Class C	1,000,000,000
ING Money Market Fund	Class R	1,000,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Money Market Fund	Class W	1,000,000,000

SECOND:  The shares of such Series designated and classified in Article FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Section SECOND Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Corporation’s Articles of Amendment and Restatement, as currently in effect (the “Charter”).

THIRD:  The shares of the Corporation classified pursuant to Article FIRST of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in Section SECOND Eleventh and Twelfth of the Charter.

FOURTH:  Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors had designated and classified eleven billion, one hundred million (11,100,000,000) shares as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Capital Allocation Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Core Equity Research Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class W	100,000,000
ING Corporate Leaders 100 Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Global Target Payment Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Index Plus LargeCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Index Plus MidCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
ING Index Plus SmallCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
ING Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class I	1,000,000,000
	Class L	1,000,000,000
	Class O	1,000,000,000
ING Small Company Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Class W	100,000,000
ING Tactical Asset Allocation Fund	Class I	100,000,000
Brokerage Cash Reserves		1,000,000,000

FIFTH:  Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors has designated and classified fifteen billion (15,000,000,000) shares as set forth in Articles FIRST and FOURTH of these Articles Supplementary and of which seven billion (7,000,000,000) shares remain unclassified.

IN WITNESS WHEREOF, ING Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Series Fund, Inc.

/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated:	July 11, 2011